UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Universal Forest Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting
SOLICITATION OF PROXIES
VOTING AT THE MEETING
VOTING SECURITIES
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — DISCLOSURE OF FEES
OWNERSHIP OF COMMON STOCK
SECURITIES OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
PERSONNEL AND COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
AVAILABILITY OF FORM 10-K
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF PROXY MATERIALS

Universal Forest Products, Inc.
2801 East Beltline NE
Grand Rapids, MI 49525
Notice of Annual Meeting
     The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held at the Company’s Technology and Training Building, 2880 East Beltline Lane NE, Grand Rapids, MI 49525, on Wednesday, April 14, 2010, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:
(1)	Election of four directors for three year terms expiring in 2013.

(2)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010.

(3)	The transaction of such other business as may properly come before the meeting or any adjournment thereof.
     Shareholders of record at the close of business on February 17, 2010, are entitled to notice of and to vote at the meeting. To vote by telephone, shareholders of record may call toll free on a touch-tone telephone, 1-800-690-6903, enter the control number located on their Notice, and follow the recorded instructions. To vote on the Internet, shareholders of record may go to the Internet address http://www.proxyvote.com, enter the control number located on their Notice, and follow the instructions provided.

BY ORDER OF THE BOARD OF DIRECTORS Matthew J. Missad, Secretary
March 3, 2010
Your vote is important. Even if you plan to attend the meeting,
PLEASE VOTE YOUR PROXY PROMPTLY.

Universal Forest Products, Inc.
2801 East Beltline NE
Grand Rapids, MI 49525
Annual Meeting of Shareholders
April 14, 2010
Proxy Statement
SOLICITATION OF PROXIES
This Proxy Statement and the enclosed proxy are being furnished to holders of common stock, no par value, of Universal Forest Products, Inc. (the “Company”). Our Board of Directors (the “Board”) is soliciting proxies for use at our Annual Meeting of Shareholders to be held on April 14, 2010, and at any adjournment of that meeting, at our Technology and Training Building, 2880 East Beltline Lane NE, Grand Rapids, MI 49525, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.
VOTING AT THE MEETING
If the enclosed Proxy is properly signed and returned, the shares represented by the proxy will be voted at our Annual Meeting of Shareholders and at any adjournment of the meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in the Proxy Statement, for the ratification of the appointment of our independent registered public accounting firm, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting.
This year, in accordance with the rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of providing our proxy materials to our shareholders. Accordingly, unless requested, shareholders will not receive paper copies of our proxy materials. Instead, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing our proxy materials and for voting via the Internet or telephone. The Notice of Internet Availability of Proxy Materials also will provide information on how shareholders may obtain paper copies of proxy materials free of charge, if they so choose.
Returning your completed proxy will not prevent you from voting in person at our Annual Meeting of Shareholders, if you wish to do so. In addition, you may revoke your proxy at any time before it is voted, by written notice to our secretary prior to our Annual Meeting of Shareholders, by submission of a later-dated proxy, or by the withdrawal of your proxy and voting in person at our Annual Meeting of Shareholders.

The cost of the solicitation of proxies will be paid by our Company. In addition to the use of the United States Postal Service, proxies may be solicited personally, by telephone, by facsimile, or by electronic mail by our employees who will not receive additional compensation for soliciting proxies. We do not intend to pay any compensation for the solicitation of proxies, except that we will reimburse brokers, nominees, custodians, and other fiduciaries for their expenses in connection with sending materials to beneficial owners and obtaining their proxies.
VOTING SECURITIES
Holders of record of common stock at the close of business on February 17, 2010, will be entitled to vote at our Annual Meeting of Shareholders. As of February 17, 2010, there were 19,370,910 shares of common stock outstanding. The presence in person or by proxy of at least 51% of such shares constitutes a quorum. A shareholder is entitled to one vote for each share of common stock registered in the shareholder’s name at the close of business on February 17, 2010. Under Michigan law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and, therefore, is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have the discretionary voting power for the particular item upon which the vote is taken. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting appointed by our Company. There is no right to cumulative voting on any matter.
ELECTION OF DIRECTORS
Our Board presently consists of ten members. These members are divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. Our Board has nominated incumbent directors Michael B. Glenn, William G. Currie, John M. Engler and Bruce A. Merino to three year terms expiring at our 2013 Annual Meeting of Shareholders.
The persons named as proxy holders in the accompanying proxy will vote for the above-named nominees, unless a shareholder directs them differently on a proxy card. If a nominee is not available for election as a director at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board may designate a substitute nominee, and the accompanying proxy will be voted for the substituted nominee.
A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the four individuals who receive the greatest number of votes cast at the meeting will be elected as directors.
The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

The following table provides certain biographical information for each person who is nominated for election as a director at our Annual Meeting of Shareholders and for each person who is continuing as an incumbent director.

Names, (Ages), Positions, and Backgrounds
of Directors and Nominees	Service as a Director

Nominees for Terms Expiring in 2013

William G. Currie (62) is Chairman of the Board of our Company. He joined our Company in 1971, serving as a salesman, general manager, vice president, and executive vice president. He was the Chief Executive Officer of our Company from 1989 to 2006, and on January 1, 2000, also became Vice Chairman of the Board. On April 19, 2006, he was named Chairman of the Board and served as an employee with the title of Executive Chairman until he retired from our Company on July 20, 2009. Mr. Currie has been on the board of Forestar Real Estate Group Inc. since 2008 and serves on its Compensation Committee.
Director since 1978.

Additional Qualifications: 39 years of lumber industry experience; unparalleled business relationships with vendors and customers in the building materials markets.

John M. Engler (61) is President and Chief Executive Officer of the National Association of Manufacturers, with which he has been affiliated since October 2004. He was President of State and Local Government Business and Vice President of Government Solutions for North America for EDS in Herndon, Virginia from February 2003 to September 2004. He served as Governor of the State of Michigan from 1991 to 2003. Mr. Engler has served on the board of Munder Capital Management since 2003 and on the board of Delta Airlines since 2008. He served on the board of Northwest Airlines from 2003 until 2008.
Director since 2003. Member of Nominating and Corporate Governance Committee. Member of Personnel and Compensation Committee.

Additional Qualifications: Law degree, experience with numerous manufacturing companies.

Michael B. Glenn (58) is Chief Executive Officer of our Company. He joined our Company in 1974, serving as a salesman, vice president, senior vice president, and divisional president. He was named President of our Company in 2000, and on July 1, 2006, became Chief Executive Officer.
Director since 2006.

Additional Qualifications: 36 years of experience in the lumber industry.

Bruce A. Merino (56) retired from The Home Depot in 2009, after 25 years with the company. At the time of his retirement, he was Senior Vice President of Merchandising and President of The Home Depot’s Expo Design Corporate Governance Committee. Center. Mr. Merino sits on the City of Hope’s Home Improvement Board Council and is its chair.
Director since 2009. Member of Nominating Corporate Governance Committee and Member of Personnel and Compensation Committee.

Additional Qualifications: 37 years of experience in home improvement retail; familiar with our Company for 25 years.

Names, (Ages), Positions, and Backgrounds
of Directors and Nominees	Service as a Director

Incumbent Directors — Terms Expiring in 2011

John W. Garside (70) is President and Treasurer of Woodruff Coal Company of Kalamazoo, Michigan. Mr. Garside is a former commissioner for the Michigan Department of Transportation.	Director since 1993. Chairman of Personnel and Compensation Committee.

Additional Qualifications: Business owner; management experience; comprehensive understanding of commodities markets and energy issues.

Gary F. Goode (65) retired from Arthur Andersen LLP in March 2001 after 29 years. Since his retirement, Mr. Goode has worked as an independent consultant, and has served as Chairman of Titan Sales and Consulting LLC since January 2004. Mr. Goode has been on the Board of Directors of Gentex Corporation since 2003 and serves on its Audit, Compensation, and Nominating Committees. Mr. Goode is also on the Advisory Board of the Business School at Western Michigan University.
Director since 2003. Chairman of Audit Committee.

Additional Qualifications: Certified public accountant; experience with a multitude of manufacturing companies, including international experience.

Mark A. Murray (55) is President of Meijer, Inc. in Grand Rapids, Michigan. Mr. Murray was Treasurer of the State of Michigan from January 1999 until July 2001, and he served as Vice President of Finance and Administration for Michigan State University from January 1998 until January 1999. Mr. Murray was President of Grand Valley State University in Allendale, Michigan from July 2001 until July 1, 2006. On August 1, 2006 he became President of Meijer, Inc. Mr. Murray has served on the board of DTE Energy since 2009 and is on its Finance and Public Relations Committees.
Director since 2004. Chairman of Nominating and Corporate Governance Committee. Member of Audit Committee.

Additional Qualifications: Specific financial acumen from being budget director and treasurer for the State of Michigan; general experience in leadership of large organizations such as the State of Michigan, Grand Valley State University, and Meijer, Inc.

Incumbent Directors — Terms Expiring in 2012

Dan M. Dutton (62) is Chairman of the Board of Stimson Lumber Company of Portland, Oregon with whom he has been affiliated since 1988.	Director since 2003. Member of Audit Committee. Lead Director.

Additional Qualifications: Previous experience as a chief executive officer; vast experience in the lumber industry.

William R. Payne (56) is Chief of Staff of Amway, Inc. of Ada, Michigan, a position he has held since November 1999. Mr. Payne has served on the Macatawa Bank Business Advisory Board since 2006.

Additional Qualifications: Significant business experience, both domestic and international, including sales, operations, and management.
Director since 2008. Member of Nominating and Corporate Governance Committee. Member of Personnel and Compensation Committee.

Louis A. Smith (70) is President of the law firm of Smith and Johnson, Attorneys, P.C., of Traverse City, Michigan. Mr. Smith has served on the Advisory Council for the University of Notre Dame Law School since 1987. Mr. Smith served on the Advisory Board of Huntington National Bank from 2000 to 2008. Mr. Smith served on The State Board of Law Examiners, upon nomination by the Michigan Supreme Court and by gubernatorial appointment, from 2002 to 2007.

Additional Qualifications: 45 years in the active practice of law; significant business ownership experience; experience with regulated industries such as banking and oil and gas.
Director since 1993. Member of Audit Committee. Member of Personnel and Compensation Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS
Our Board is committed to sound and effective corporate governance practices. To assist in its governance, the Board has appointed three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Personnel and Compensation Committee. Each of these committees has a written charter, the current versions of which are available for review on our website at www.ufpi.com under the tab “Investor Relations.”
Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers
We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers, and directors. We have also adopted a Code of Ethics for Senior Financial Officers. Each Code is posted on our website, and any changes or waiver to either Code will be disclosed on our website at www.ufpi.com under the tab “Investor Relations.”
Affirmative Determination Regarding Director Independence and Other Matters
Our Board has determined each of the following directors to be an “independent director,” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Dan M. Dutton, John M. Engler, John W. Garside, Gary F. Goode, Bruce A. Merino, Mark A. Murray, William R. Payne, and Louis A. Smith. There are no family relationships between or among the directors and our executive officers.
To assist our Board, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for director and Board committee independence, as well as the criteria applied to determine “audit committee financial expert” status and the answers to annual questionnaires completed by each of the directors. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board, and the Board made its independence and “audit committee financial expert” determinations based upon that report and each member’s review of the information made available to the Nominating and Corporate Governance Committee.
The effectiveness of each of our directors is monitored through the use of an annual assessment, and any director who does not meet the Board’s standards will not be permitted to continue service. Effective January 14, 2010, the Board amended its retirement policy by eliminating its mandatory retirement age. We believe that the ability of a Board member to add value to our Company is not dependent on age; rather, it is based on the director’s actual performance. As a result, we expect that some directors will not serve until a typical retirement age, while others may serve longer.

Committees
Audit Committee. Each member of the Audit Committee is “independent,” as that term is defined by Rule 4200(a)(15) of the Nasdaq Listing Standards as well as the applicable rules of the Securities Exchange Commission for audit committee membership. Our Board has determined that Mr. Goode and Mr. Murray each qualify as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The full responsibilities of the Audit Committee are set forth in the Audit Committee Charter. In general, the primary purpose of this Committee is to assist the Board in overseeing management’s conduct of our financial reporting processes and system of internal controls regarding finance, accounting, legal compliance, and ethics. During 2009, the Audit Committee held five meetings.
Personnel and Compensation Committee. Each member of this Committee is independent, as that term is defined by the Nasdaq Listing Standards. The Committee is responsible for reviewing and recommending to the Board the timing and amount of compensation for key employees, including salaries, bonuses, and other benefits, as well as director compensation. This Committee is also responsible for administering our stock option and other equity-based incentive plans, and reviewing compensation plans and awards as they relate to key employees. While the Committee has the authority to retain consultants and third-party advisors for assistance, it has not done so. However, during 2009, our Company asked Mercer LLC to review our Company’s executive compensation practices to see if they are aligned with current market practices. The Committee did not change any of our Company’s compensation practices based on this report. The Committee has the ultimate authority to determine matters of executive compensation; however, it may rely upon recommendations by our Chief Executive Officer for matters of compensation, other than those applicable to the Chief Executive Officer. Additional information on the Committee’s role and practices involving executive compensation is described in the Compensation Discussion and Analysis in this Proxy Statement. The full responsibilities of the Personnel and Compensation Committee are set forth in its Charter. During 2009, the Personnel and Compensation Committee held three meetings.
Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by the Nasdaq Listing Standards. The Nominating and Corporate Governance Committee considers and proposes director nominees for election at the Annual Meeting of Shareholders, selects candidates to fill Board vacancies as they may occur, makes recommendations to the Board regarding Board committee memberships, generally monitors our corporate governance system, and performs any other functions or duties deemed appropriate by the Board. The full responsibilities of the Nominating and Corporate Governance Committee are set forth in the Committee’s Charter. During 2009, the Nominating and Corporate Governance Committee held two meetings.
Our Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. A shareholder who wishes to nominate a person to serve as a director must provides us with written notice. The notice must include: (1) the name and address of both the shareholder who intends to make the nomination and the person or persons nominated; (2) a representation that the shareholder is a current holder of record, will continue to hold those shares through the date of the meeting, and intends to appear in person or by proxy at the meeting; (3) a description of all arrangements between the shareholder and each nominee; (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Exchange Act had the nominee been nominated by the Board; and (5) the consent of each nominee to serve as director. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating and Corporate Governance Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee at our headquarters, and must be received no fewer than 60 days but not more than 90 days prior to our Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee may also make its own search for potential candidates that may include candidates identified by a variety of means as deemed appropriate by the Committee.
The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience, or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Committee requires that each member of our Board have the highest professional ethics, integrity, and values, and will consistently exercise sound and objective business judgment. In addition, it is anticipated that our Board, as a whole, will have individuals with significant, appropriate senior management and leadership experience, a comfort with technology, a long-term, strategic and global perspective, and the ability to advance constructive debate. It is important for our Board, as a whole, to operate in an atmosphere in which the chemistry among the individuals is healthy and promotes the aforementioned criteria.
Our Board believes that shareholders’ best interests are served by Board members who provide sound business advice to management and who adhere to the principles and values on which the business was founded and operates. Among the most important of these core principles are perpetuating a culture of innovation, timely decisions, personal responsibility and accountability, and rewarding employees for their success. Board members who have independent business knowledge, understand how to manage and motivate people, provide complementary skills to other Board members, and who can work effectively and productively with other Board members are critical to success. Our Board also considers diversity in its identification of director candidates. Diversity in business and professional experience, education, and background benefits our Company by increasing the range of skills and perspectives available to our Board. Members will be selected without regard to race, gender, religious belief, or national origin. Our Board believes that adherence to these principles will provide an environment and practices that will yield the best return for our Company’s shareholders
Upon receipt of a shareholder proposed candidate, the Chairman of the Nominating and Corporate Governance Committee will assess the Board’s needs, notably whether there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then will develop a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information then will be provided to the Chairman of the Board and Chief Executive Officer for discussion. Following this discussion, the profile and the candidate’s materials will be forwarded to all Nominating and Corporate Governance Committee members, and consideration of the candidate is added as an agenda item for the next Committee meeting.

Similarly, if at any time the Nominating and Corporate Governance Committee or the Board determines there may be a need to add or replace a director, the Nominating and Corporate Governance Committee or the Board will develop a director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search.
The Committee has, to date, not paid any third party fees to assist in identifying and evaluating nominees. The Committee has not received any recommended nominations from any of our shareholders in connection with our 2010 Annual Meeting of Shareholders. The nominees that are standing for election as directors at our 2010 Annual Meeting of Shareholders are incumbent directors.
Communications with the Board
Generally, shareholders who have questions or concerns regarding our Company should contact our Investor Relations Department at 800-598-9663. However, any shareholder who wishes to address questions regarding the business or affairs of our Company directly with the Board, or any individual director, should direct his or her questions in writing to the Secretary of the Board at 2801 East Beltline NE, Grand Rapids, MI 49525. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.
Meeting Attendance
Each director is expected to make a reasonable effort to attend all meetings of our Board, applicable committee meetings, and the Annual Meeting of Shareholders. All of our directors attended our 2009 Annual Meeting of Shareholders. During the last fiscal year, there were four regular meetings of the Board, and the Board took action by unanimous written consent on one occasion. Each director attended all of the Board and committee meetings they were eligible to attend. During fiscal 2009, the independent members of our Board met in executive session, without the presence of management, on three occasions.
Leadership Structure and the Board’s Role in Risk Oversight
At an executive session in October 2009, the independent members of our Board determined that Dan M. Dutton would be named Lead Director. His role is to chair the meetings of independent directors, to communicate actions requested by the independent directors, and to serve as a liaison between the independent directors and the Chief Executive Officer.
Our Board of Directors, through its three committees, has an advisory role in risk oversight for our Company. Company management maintains primary responsibility for the risk management of our Company. The current trends toward increased regulation, litigation, and political volatility, make it extremely difficult to predict the type and magnitude of risks facing our Company. In spite of this unpredictability, our Board relies on the representations of management, the external audit of the financial information, our Company’s systems of internal controls, our Company’s insurance advisors, and the historically conservative practices of our Company to provide comfort on our Company’s ability to manage its risks. Management’s discussion of current risk factors are set forth in our Company’s Annual Report on Form 10-K.

RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010
The Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 25, 2010. The services provided to our Company and our shareholders by E&Y for 2009 are described below under the caption “Independent Registered Public Accounting Firm — Disclosure of Fees.”
We are asking our shareholders to ratify the selection of E&Y as our independent registered public accounting firm. Although ratification is not legally required, the Board is submitting the selection of E&Y to our shareholders for ratification as a matter of good corporate governance. Representatives of E&Y are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make such statements as they may desire.
The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. Broker non-votes will not be treated as votes cast in this matter; shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.
If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, at its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.
The Board of Directors recommends a vote for this proposal to ratify the appointment of E&Y as our Company’s independent registered public accounting firm for fiscal 2010.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM —
DISCLOSURE OF FEES
E&Y served as our independent registered public accounting firm for the fiscal years ended December 27, 2008 and December 26, 2009. The following sets forth the fees we paid to E&Y for the last two fiscal years, all of which were pre-approved by the Audit Committee.

	2009	2008
Audit Fees	$428,000	$419,000
Audit Related Fees(1)	2,000	15,000
Tax Fees(2)	181,202	307,732
All Other Fees	0	0

Total	$611,202	$741,732

(1)	Consists primarily of financial statement audits of employee benefit plans.

(2)	Consists primarily of U.S. federal, state and local tax consulting and compliance advice along with tax advice and assistance regarding statutory, regulatory, or administrative developments in the United States, Canada, or Mexico, including a federal research and development tax credit study.

Audit Committee Pre-Approval Policy. The Audit Committee has established a pre-approval policy, and procedures for audit, audit-related, and tax services that can be performed by our independent registered public accounting firm. The policy sets out the specific services that must be pre-approved by the Audit Committee, and places limitations on the scope of these services while ensuring that the independence of the auditors to audit our financial statements is not impaired. The policy prohibits us from retaining E&Y for services which are proscribed by rules of the Securities and Exchange Commission. In addition, the policy requires disclosure of non-audit services performed by our auditors. The pre-approval policy does not include a delegation of the Audit Committee’s responsibilities and authority under the policy.
OWNERSHIP OF COMMON STOCK
The following table sets forth information as to each shareholder known to have been the beneficial owner of more than five percent (5%) of our outstanding shares of common stock as of December 31, 2009:

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership (1)		of Class (2)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,856,690	(3)	9.5%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,552,418	(4)	8.0%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,398,897	(5)	7.2%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,215,195	(6)	6.2%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	1,128,702	(7)	5.8%

(1)	Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2)	Shares outstanding for this calculation include 213,878 shares which are subject to options exercisable in 60 days, and 30,827 shares which are subject to issuance under our Director Retainer Stock Plan.

(3)	These securities are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is

deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities (as noted on the Schedule 13G it filed with the SEC on February 12, 2010).

(4)	BlackRock, Inc., either directly or through affiliated companies, beneficially owned this number of shares, as noted on the Schedule 13G it filed with the SEC on January 29, 2010.

(5)	Franklin Resources, Inc., either directly or through affiliated companies, beneficially owned this number of shares, as noted on the Schedule 13G it filed with the SEC on February 4, 2010.

(6)	Dimensional Fund Advisors LP (“Dimensional”), an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). All shares are owned by the Funds. Dimensional possesses investment and/or voting power over our Company’s securities and may be deemed to be the beneficial owner of the shares, as noted on the Schedule 13G it filed with the SEC on February 8, 2010. Dimensional expressly disclaims beneficial ownership of such securities.

(7)	State Street Corporation, either directly or through affiliated companies, beneficially owned this number of shares, as noted on the Schedule 13G it filed with the SEC on February 12, 2010.
SECURITIES OWNERSHIP OF MANAGEMENT
The following table contains information with respect to ownership of our common stock by all directors, nominees for election as director, the Named Executive in the tables under the caption “Executive Compensation,” and all executive officers and directors as a group. The information in this table was furnished by our officers, directors, and nominees for election of directors, and represents our understanding of circumstances in existence as of December 26, 2009.

Name of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership (1)		of Class (2)

William G. Currie	310,807	(3)(4)	1.5%
Michael B. Glenn	238,106	(3)(4)	1.2%
C. Scott Greene	85,912	(3)(4)	*
Richard C. Frazier	76,510	(3)(4)	*
John W. Garside	50,409	(5)	*
Patrick M. Webster	48,643	(3)(4)	*
Michael R. Cole	36,783	(3)(4)	*
Matthew J. Missad	46,912	(3)(4)	*
Louis A. Smith	34,975	(5)	*
Gary F. Goode	14,607	(5)	*
Dan M. Dutton	10,890	(5)	*
Mark A. Murray	10,009	(5)	*
John M. Engler	3,207		*
William R. Payne	2,542	(5)	*

All directors and executive officers as a group (19 persons)	1,167,204	(5)	5.9%

*	Less than one percent (1%).

(1)	Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2)	Shares outstanding for this calculation include 213,878 shares which are subject to options exercisable in 60 days, and 30,827 shares which are subject to issuance under our Director Retainer Stock Plan.

(3)	Includes shares subject to issuance under our deferred compensation plans for Messrs. Currie, Glenn, Cole, Webster, and Missad in the amount of 8,365 shares, 8,866 shares, 1,907 shares, 20,989 shares, and 7,272 shares, respectively.

(4)	Includes shares which may be acquired by Messrs. Glenn, Cole, Webster, Frazier, and Missad pursuant to options exercisable in 60 days in the amount of 12,500 shares, 8,000 shares, 5,523 shares, 10,000 shares, and 8,000 shares, respectively.

(5)	Includes shares obtained through our Director Retainer Stock Plan for Messrs. Dutton, Garside, Goode, Murray, Payne, and Smith who hold 1,514 shares, 8,552 shares, 11,300 shares, 6,402 shares, 1,335 shares, and 1,724 shares, respectively, through such plan.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Our executive compensation program has been designed to motivate, reward, attract, and retain the management deemed essential to ensure the success of our Company. We believe our employees are our most important asset. The program seeks to align executive compensation with Company objectives, business strategy, and financial performance. In applying these principles, we seek to:
•	Support an environment that rewards performance for achievement of Company goals;

•	Attract and retain key executives critical to the long-term success of our Company; and

•	Align the interests of executives with the long-term interests of shareholders through stock ownership initiatives and share ownership requirements.
We believe the compensation of our executives should reflect the performance of the business units in which they are involved. We further believe the performance of the executives in managing our Company, considered in light of general economic and specific Company, industry, and competitive conditions, should be the basis for determining their overall compensation.
What Our Compensation Program is Designed to Reward
Our compensation program is designed to reward overall financial performance and each person’s individual contribution to our Company. In measuring an individual’s contribution to our Company, the Personnel and Compensation Committee (the “Committee”) considers numerous factors, including the individual’s contribution to Company performance, individual performance relative to pre-established Company goals, and general economic conditions in the markets we serve. Stock price performance has not been a factor in determining annual compensation because we believe the price of our common stock is subject to a variety of factors outside our control.

Compensation Program Components
The Committee has responsibility for establishing, implementing, and monitoring adherence with our compensation philosophy and established programs. The Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, and competitive.
The principal components of our executive compensation consist of (a) base salary, (b) annual performance incentives (generally paid under our Performance Bonus Plan), and (c) long-term incentive compensation (generally payable in the form of equity-based compensation awards). Base salaries are set for our executive officers at the Committee’s January meeting. At this meeting, the Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers of our Company. The Committee may accept or adjust such recommendations, and also makes the sole determination of the compensation for the Chief Executive Officer.
Base Salaries. Historically, we have provided modest base salaries and created opportunities for significant performance-based incentive compensation. The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock or option awards), regardless of whether corporate or individual performance goals are achieved.
The Committee may, but is not required to, use objective and subjective measures in exercising its discretion in setting base salaries. Although the Committee does not use the data to set salaries, the Committee has reviewed the compensation information of our peer group companies. Our current peer group companies are: BlueLinx Holdings Inc., Builders First Source, Champion Enterprises, Inc., and Louisiana Pacific Corp.
The Committee also has access to publicly available compensation information from other publicly held companies to make informed decisions regarding pay and benefit practices, including base salaries. However, this information is not used to set salaries for the Named Executives. Surveys prepared by management are also used to periodically ensure that our Company is maintaining its labor market competitiveness. The Committee does not currently engage any consultant for executive and/or director compensation matters. Historically, our Company has utilized third-party data on compensation practices and base pay scales solely for purposes of clarifying that our Company’s base compensation is generally competitive. To date, the Committee has not used that information for purposes of either establishing base salaries or ultimately justifying the eventual establishment of base salaries.
The Committee approved salary increases to the Named Executives, identified in the Summary Compensation Table, as follows:

Named Executive	Effective Date	New Salary	% Increase
Michael B. Glenn	February 1, 2010	$593,798	3.0%
Michael R. Cole	February 1, 2010	$285,000	4.6%
Patrick M. Webster	January 1, 2010	$350,000	10.1%
Richard C. Frazier	February 1, 2010	$265,579	2.0%
Matthew J. Missad	February 1, 2010	$285,000	3.4%

William G. Currie is also a Named Executive, but he retired from our Company on July 21, 2009.
The 10.1% increase in Mr. Webster’s salary, effective January 1, 2010, was attributable to his promotion to president of our Company on January 1, 2009, pursuant to the Committee’s recommendation in January 2009. In July of 2009, the Committee approved a mid-year raise to Mr. Cole of $20,000 per year to recognize his contribution to the management of the Company’s finance and accounting functions.
Annual Incentive Compensation. Our Performance Bonus Plan provides for the contribution of a fixed percentage of our Company’s pre-bonus operating profit, based on the pre-bonus Return on Investment (“ROI”) of each plant, region, and division (each a “Business Unit”), as well as aggregate Company ROI. ROI is determined based upon the Business Unit’s pre-bonus operating profit less income taxes, divided by the average monthly investment of the Business Unit. Average investment is defined as the fiscal monthly average of inventory, plus accounts receivable, plus net property, plant and equipment, plus intangibles, less accounts payable.
For 2009, the performance bonus for each of the Named Executives (other than Mr. Frazier) was based upon our Company’s total ROI, while the performance bonus for Mr. Frazier was based upon the ROI of his Business Unit. At the beginning of each year, each employee, including each Named Executive, is allocated a percentage of his or her respective bonus pool; in 2009, five of the Named Executives were allocated a percentage of the corporate Business Unit bonus pool, while one Named Executive was allocated a percentage of the bonus pool of his Business Unit. Each participant’s bonus is then determined by multiplying his or her allocation by the amount contributed to the respective pool, subject to a cap of 175% of base salary for 2009. For example, in 2009, Mr. Glenn’s bonus was determined by our Company’s ROI, as a whole. Based upon that performance, our Company contributed a predetermined amount of pre-bonus operating profit to the corporate Business Unit bonus pool. Mr. Glenn was initially eligible to receive 18% of the corporate Business Unit bonus pool for 2009. After Mr. Currie’s retirement, Mr. Glenn was allocated an additional 2% of the corporate Business Unit bonus pool. That percentage, totaling 20%, multiplied by the amount of that bonus pool, yielded a bonus for Mr. Glenn of $670,523 for 2009.
The Committee has approved a bonus rate structure which provides for a percentage of pre-bonus operating profit to be available in a bonus pool for the benefit of key employees. The bonus pool for the Business Unit is calculated by multiplying the bonus rate corresponding to the Business Unit’s ROI times the pre-bonus operating profit for the Business Unit.
On August 4, 2008, the Committee adopted and approved revisions to our Performance Bonus Plan for salaried employees effective for fiscal years 2008, 2009, and 2010, and approved a long-term stock incentive for key personnel. The revisions have the effect of permitting a bonus to be paid as long as an operation is profitable. Effective August 4, 2008, the Committee also reduced the maximum bonus from 2.0 times succeeding base salary to 1.75 times succeeding base salary.
Our Company does not use specific ROI performance targets for the purpose of determining actual bonus payments. Rather, we utilize an ROI threshold and maximum, .01% and 24.4%, respectively, for the purpose of determining the size of our Company’s bonus pools for plant, region, division, and corporate performance. Within the range of ROI results, in increments of 1/2% to 1% of ROI, between the threshold and maximum, our Company contributes a percentage of pre-bonus operating profit to the bonus pools. The amount of the contribution, expressed as a percentage of pre-bonus operating profit, varies among our plants, regions, and divisions, and ranges from a low of 2.3% of pre-bonus operating profit to a high of 25.0% of pre-bonus operating profit.
At the beginning of each year, each plan participant is allocated a percentage of the bonus pool for his or her respective plant, region, or division. This percentage, multiplied by the applicable bonus pool, determines the eventual bonus payment.
The following table discloses and explains the determination of bonuses earned by the Named Executives under our Company’s Performance Bonus Plan.

			Percent of Pre-Bonus	Allocation of
			Operating Profit	Participation in
			Contributed to	Aggregate Company
Named Executive	ROI		Applicable Bonus Pool	Bonus Pools		Performance Bonus
				(%)		($)
Michael B. Glenn	6.1%		4.87%	6.3	%(1)	$670,523
Michael R. Cole	6.1%		4.87%	1.90%		203,257
William G. Currie	6.1%		4.87%	2.9	%(2)	304,885
Patrick M. Webster	6.1%		4.87%	4.4%		474,266
Richard C. Frazier	8.3	%(3)	3.60%	3.0%		320,000
Matthew J. Missad	6.1%		4.87%	2.0%		215,544

(1)	The amount represents a blended rate for Mr. Glenn whose percentage increased after Mr. Currie’s retirement.

(2)	Mr. Currie retired from the Company on July 21, 2009. He was eligible for 2009 incentive compensation only for the portion of the year in which he was an employee.

(3)	The incentive compensation for Mr. Frazier is based upon the ROI of his Business Unit, rather than the ROI of our Company as a whole.
Chief Executive Officer. Michael B. Glenn was named Chief Executive Officer of our Company on July 1, 2006. The Committee annually reviews and establishes our Chief Executive Officer’s base salary. His salary is based on comparable compensation data, the Committee’s assessment of his past performance, and its expectation as to his future contributions in leading our Company. Mr. Glenn’s base salary fell in the lower quartile of the salaries of comparable executives in our peer group. The Committee has complete discretion in setting the base salary for Mr. Glenn (who does not have an employment agreement with our Company). For 2010, Mr. Glenn is eligible to receive 20% of the corporate Business Unit bonus pool.
Chairman of the Board. Mr. Currie became Executive Chairman on July 1, 2006, and became Chairman of the Board on July 21, 2009 upon his retirement from the Company. For 2009, Mr. Currie received a pro rata share of the corporate Business Unit bonus pool.
On January 16, 2008, the Board ratified a Consulting and Non-Compete Agreement between our Company and Mr. Currie (see the “Other Potential Post-Employment Compensation” section in this

Proxy Statement), the substance of which was disclosed in 2007 and was filed with our Form 10-K for 2007. This Agreement commenced on July 21, 2009 and ends on July 21, 2012. The Agreement provides for an annual benefit equal to the average of Mr. Currie’s base salary and bonus for the five year period of 2004 through 2008, which are payable in 36 equal monthly installments. This amount was calculated at $1,413,157 per year. He also receives a stipend for the purchase of health insurance during the contract term.
Long-Term Stock Incentive Plan. In the past, we have provided long-term incentive compensation to our executive officers and key employees through stock options, grants of restricted shares, and other equity-based awards under the terms of our amended and restated Long Term Stock Incentive Plan (“LTSIP”). The Committee has complete discretion in determining eligibility for participation and the number of stock options and restricted stock, if any, to be granted to a participant. Due to the changes in accounting for stock options, the Committee decided not to grant broad-based stock options to salaried employees for 2007, 2008, or 2009.
For 2009, the long term incentive compensation element of our compensation program was paid in the form of a conditional stock grant. The conditional stock grants were issued into a deferred account (the Executive Stock Grant Plan) which fully vests five years after the date of issue, or earlier upon death, disability, retirement, or change in control. If the grantee is age 62 or older, the grant automatically vests. The grantee may withdraw 50% of the shares after five years, and the remaining shares must stay in the plan until the grantee retires. If the grantee leaves our Company, other than due to death, disability, retirement, or change in control, prior to full vesting, the shares are forfeited.
We encourage and promote ownership of Company stock by our employees and directors. In 2002, we created a Minimum Stock Ownership Policy which sets requirements for ownership of our common stock by our key employees and independent directors, as follows:

Title	Company Stock Ownership Requirement
Officers	$200,000
General Manager of Operations	$100,000
Operations Managers, Plant Managers, Sales Managers, Executive Managers, and Senior Managers	$50,000
Independent Directors	2,500 shares
To help our key employees (other than executive officers, who are not eligible to receive a loan once they become an executive officer) reach their minimum stock ownership requirement, we established an Executive Stock Purchase Assistance Plan under which key employees may borrow money from our Company to purchase stock with interest at the applicable federal rate.
We have a Deferred Compensation Plan (the “DCP”) which allows key employees to defer a portion of their compensation. Under the DCP, if a key employee’s ownership of our common stock is not at the required level, any money the key employee defers must be used to purchase shares of our common stock. Such shares are purchased at a 15% discount from the then prevailing market price of our common stock. Each key employee receives a payout of his or her DCP account one year from the date they leave our Company unless preceded by retirement or death, in which case the employee or his or her beneficiary will receive the distribution within 90 days.
We also have an Employee Stock Purchase Plan (the “ESPP”) which allows our employees to make a payroll deduction or lump sum contribution, or both, for the purchase of our common stock. Shares of our common stock are purchased with the money in the employee’s account on the last stock trading day of the quarter, at a 15% discount from the then prevailing market price of our common stock. All eligible employees with at least one year of service may participate in the ESPP.
We have a Stock Gift Program under which eligible employees receive a modest amount of our common stock on specified service anniversaries with our Company.
Our policy is to pay all earned compensation regardless of whether it exceeds the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code. To ensure the maximum tax deductibility for our Company, we received shareholder approval of our Performance Bonus Plan at our 1999 Annual Meeting of Shareholders.
Summary Compensation Table
The following table shows certain information regarding the compensation for our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers for fiscal 2009, as well as our Chairman of the Board, whose employment terminated on July 21, 2009 upon his retirement from our Company (the “Named Executives”).

						Non-	Change in
						Equity	Pension
						Incentive	Venue and
						Plan	Nonqualified	All Other
				Stock		Compen-	Deferred	Compen-
Name and				Awards	Option	sation	Compensation	sation
Principal Position	Year	Salary (1)	Bonus	(2)	Awards	(1)(3)	Earnings	(4)	Total
Michael B. Glenn	2009	$574,979	$360	$42,000	0	$670,523	0	$32,635	$1,320,497
Chief Executive	2008	533,044	1,340	11,152	0	103,000	0	36,460	684,996
Officer	2007	463,545	1,907	0	0	0	0	40,238	505,690
Michael R. Cole,	2009	261,247	111	21,000	0	203,257	0	18,652	504,267
Chief Financial	2008	237,531	291	11,152	0	50,000	0	20,846	319,820
Officer	2007	210,294	1,575	0	0	0	0	20,586	232,455
William G. Currie,	2009	321,195	645	42,000	0	304,885	0	686,609 (5)	1,355,334
Chairman of the	2008	559,518	398	11,152	0	103,000	0	1,189,432	1,863,500
Board	2007	536,794	1,357	0	0	0	0	352,509	890,660
Patrick M. Webster,	2009	317,747	0	31,500	0	474,266	0	29,282	852,795
President and Chief	2008	252,500	192	11,152	0	96,496	0	18,731	379,071
Operating Officer	2007	212,604	2,493	0	0	0	0	15,239	230,336
Richard C. Frazier,	2009	260,247	77	21,000	0	320,000	0	14,469	615,793
President, UFP	2008	238,195	228	11,152	0	30,876	0	13,359	293,810
Western Division	2007	224,295	1,936	0	0	161,134	0	14,826	402,191
Matthew J. Missad,	2009	274,962	55	21,000	0	215,544	0	17,980	529,541
Executive Vice	2008	266,381	235	11,152	0	50,000	0	18,810	346,578
President	2007	255,295	1,200	0	0	0	0	21,267	277,762

(1)	Includes amounts deferred by the Named Executives under our 401(k) Plan and DCP.

(2)	The 2009 amounts include 2,000 shares granted to Messrs. Glenn and Currie, 1,500 shares granted to Mr. Webster, and 1,000 shares granted to Messrs. Cole, Frazier, and Missad on February 1, 2009. The 2008 amount includes 400 shares granted to each Named Executive pursuant to a conditional stock grant to all salaried employees on February 8, 2008. The amount set forth in this column represents the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The assumptions used in calculating these amounts are set forth in Note K in our Company’s consolidated financial statements for the year-ended December 26, 2009.

(3)	Represents annual bonus payments under performance-based bonus plans tied to our operating profit and ROI, which cover substantially all salaried employees. The amounts in this column reflect the bonus earned for that year but paid in the subsequent year. The 2009 amount includes a deferral under the DCP in the amount of $100,000 for Mr. Webster. The 2008 amounts include a deferral under the DCP for Messrs. Webster, Frazier, and Missad in the amount of $24,124, $7,719, and $5,000, respectively. The amount for Mr. Frazier for 2007 includes a deferral under the DCP in the amount of $40,283. Under the DCP, shares of our common stock are contributed to the Named Executive’s DCP account, in lieu of cash compensation. These shares must be held by the Named Executive until his employment with our Company is terminated.

(4)	The amounts in this column represent Company contributions to our Profit Sharing and 401(k) Plan for 2009 in the amount of $3,675 for Messrs. Glenn, Currie, and Frazier, $2,500 for Mr. Cole, $3,276 for Mr. Webster, and $3,250 for Mr. Missad. Subject to certain requirements, including age and service requirements, all of our employees are eligible to participate in our Profit Sharing and 401(k) Plan.

Also included in this column is personal use of corporate airplanes for 2009 in the amount of $12,264 for Mr. Currie, $9,589 for Mr. Glenn, and $928 for Mr. Missad. We permit limited personal use of corporate aircraft by the Named Executives, and personal use of our aircraft requires approval by our Chief Executive Officer. We calculate the incremental cost to our Company for personal use of our aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs and maintenance; landing, parking and hangar fees; supplies; and other variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the purchase or leasing costs of our aircraft, and the cost of maintenance not related to specific trips.

The amount in this column also includes the following fringe benefits, none of which exceeded the greater of $25,000 or 10% of the Named Executive’s aggregate fringe benefits: automobile allowance, automobile insurance, gasoline, phone, Internet access, use of Company-owned property, clothing allowance, life insurance premiums, and taxes paid on behalf of the Named Executive. Included in this amount for Mr. Webster for 2009 is $9,948 related to his relocation to Grand Rapids, MI.

Also included in this column are amounts accrued pursuant to a consulting and non-compete agreement between our Company and Mr. Currie. The accrual for 2009 was $647,413, the accrual for 2008 was $1,154,452, and the accrual for 2007 was $288,613. No amounts were payable under this agreement until July 21, 2009.

(5)	Includes $62,500 our Company paid to Mr. Currie for his services as Chairman of the Board.

Narrative Disclosure of Perquisites and Benefits
We provide benefit programs to executive officers and other employees. The following table generally identifies such benefit plans and those employees who may be eligible to participate:

	Executive	Certain	Full-Time Exempt	Full-time Non-
Benefit Plan	Officers	Managers	Employees	Exempt Employees
401(k) Plan	√	√	√	√
Medical/Dental/Vision Plans	√	√	√	√
Life and Disability Insurance	√	√	√	√
Employee Stock Purchase Plan	√	√	√	√
ROI Bonus Plan	√	√	√	Not Offered
Hourly Performance Bonus	Not Offered	Not Offered	Not Offered	√
Equity Incentive Plans	√	√	√	√
Change in Control and Severance Plan	√	√	Not Offered	Not Offered
Deferred Compensation Plan	√	√	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Executive Retirement Plan	√	Not Offered	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered	Not Offered
We believe perquisites for executive officers should be limited in scope and value. As a result, we have historically given nominal perquisites. The following table generally illustrates the perquisites we do and do not provide, and identifies those employees who may be eligible to receive them.

Type of Perquisites	Executive Officers	Certain Managers	Full-Time Employees
Employee Discount	√	√	√
Financial Planning Allowance (1)	√	√	Not Offered
Automobile Allowance	√	√	Not Offered (2)
Country Club Memberships	Not Offered	Not Offered	Not Offered
Personal Use of Company Aircraft	Only with CEO Approval	Only with CEO Approval	Not Offered
Security Services	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use (3)	Not Offered	Not Offered	Not Offered

(1)	We provide our officers with a limited financial planning allowance via taxable reimbursements for financial planning services.

(2)	Certain sales and management personnel receive an automobile allowance. Other employees receive reimbursement, in accordance with the Internal Revenue Code, of various costs incurred in connection with the utilization of their personal vehicles in connection with business travel.

(3)	We do not provide dwellings for personal use except for temporary job relocation housing.

Grants of Plan-Based Awards
The following table reflects the grant of plan-based awards in fiscal 2009 to the Named Executives, and sets forth information on possible payouts to the Named Executives under our Performance Bonus Plan for fiscal 2009.

						All Other	All Other
						Stock	Option		Grant
		Estimated Future Payouts				Awards:	Awards:	Exercise	Date Fair
		Under Non-Equity Incentive		Estimated Future		Number	Number of	or Base	Value of
		Plan Awards		Payouts Under Equity		of Shares	Securities	Price of	Stock and
		(1)		Incentive Plan Awards		of Stock	Underlying	Option	Option
	Grant	Threshold	Maximum	Threshold	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	(2) ($)	(#)	(#)	(#)	(#)	($/Sh)	($)
Michael B. Glenn	02/01/09	0	$1,039,147	0	0	2,000	0	0	$42,000
Michael R. Cole	02/01/09	0	498,750	0	0	1,000	0	0	21,000
William G. Currie	02/01/09	0	0	0	0	2,000	0	0	42,000
Patrick M. Webster	02/01/09	0	612,000	0	0	1,500	0	0	31,500
Richard C. Frazier	02/01/09	0	464,763	0	0	1,000	0	0	21,000
Matthew J. Missad	02/01/09	0	498,750	0	0	1,000	0	0	21,000

(1)	The amounts reported in these columns are not actual awards; rather, they represent the maximum awards that could have been earned by each Named Executive for fiscal 2009 under our Performance Bonus Plan. The actual amount earned by each Named Executive under this plan for fiscal 2009 is reported in the Summary Compensation Table. Amounts earned under this plan are required to be paid within 75 days after our fiscal year-end. For details regarding how awards are determined under the plan, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	This amount is 1.75 times succeeding base salary.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning equity awards held by the Named Executives as of December 26, 2009:

							Stock Awards
									Equity	Equity
									Incentive	Incentive Plan
									Plan	Awards:
									Awards:	Market or
							Number		Number of	Payout Value
			Option Awards				of Shares		Unearned	of Unearned
			Number of	Number of			or Units	Market Value	Shares,	Shares, Units
			Securities	Securities			of Stock	of Shares or	Units or	or Other
			Underlying	Underlying			That	Units of Stock	Other	Rights That
			Unexercised	Unexercised	Option	Option	Have	That Have Not	Rights That	Have Not
		Vesting	Options	Options	Exercise	Expiration	Not	Vested	Have Not	Vested
Name	Grant Date	Date	Exercisable	Unexercisable	Price	Date	Vested	(1)	Vested	(1)
Michael B. Glenn	02/08/08	02/15/11							400	$15.288
	02/01/09	02/01/14					2,000	$76,440
	04/17/02	04/17/11	0	12,500	$24.46	04/17/12
	04/17/02	04/17/14	0	12,500	24.46	04/17/15
	03/01/03	03/01/09	12,500	0	17.10	03/01/13
	03/01/03	03/01/12	0	12,500	17.10	03/01/13
	03/01/03	03/01/15	0	12,500	17.10	03/01/16
Michael R. Cole	02/08/08	02/15/11							400	15,288
	02/01/09	02/01/14					1,000	38,220
	08/01/04	08/01/06	4,000	0	30.64	08/01/14
	01/01/00	04/01/12	0	5,000	22.88	04/01/13
	01/01/00	04/01/15	0	5,000	26.49	04/01/16
	08/01/04	08/01/08	4,000	0	30.64	08/01/14
	08/01/04	08/01/10	0	4,000	30.64	08/01/14
	08/01/04	08/01/12	0	4,000	30.64	08/01/14
	08/01/04	08/01/14	0	4,000	30.64	08/01/15
William G. Currie	04/17/02	07/20/12							10,000	382,200
	04/17/02	04/17/11	0	30,000	24.46	04/17/12
	03/01/03	03/01/12	0	30,000	17.10	03/01/13
Patrick M. Webster	02/08/08	02/15/11							400	15,288
	02/01/09	02/01/14					1,500	57,330
	01/01/98	04/01/10	0	5,000	21.13	04/30/10
	01/01/98	04/01/13	0	5,000	24.46	04/30/13
	01/31/01	01/31/04	3,120	0	14.13	01/31/11
	01/31/02	01/31/05	2,403	0	21.84	01/31/12
Richard C. Frazier	02/08/08	02/15/11							400	15,288
	01/31/01	01/31/04	5,000	0	14.13	01/31/11
	01/31/02	01/31/05	5,000	0	21.84	01/31/12
Matthew J. Missad	02/08/08	02/15/11							400	15,288
	02/01/09	02/01/14					1,000	38,220
	08/01/04	08/01/06	4,000	0	30.64	08/01/14
	08/01/04	08/01/08	4,000	0	30.64	08/01/14
	08/01/04	08/01/10	0	4,000	30.64	08/01/14
	08/01/04	08/01/12	0	4,000	30.64	08/01/14
	08/01/04	08/01/14	0	4,000	30.64	08/01/15

(1)	The market value of the shares in these columns is based upon the closing price of our common stock as of December 26, 2009.

Option Exercises and Stock Vested
The following table provides information on the number and value of options exercised and stock grants vested in 2009 by the Named Executives.

	Option Awards		Stock Awards
		Value Realized on			Value Realized
	Number of Shares	Exercise	Number of Shares		on Vesting
Name	Acquired on Exercise	(1)	Acquired on Vesting		(2)
Michael B. Glenn	6,000	$126,703	11,664		$247,277
Michael R. Cole	5,000	67,584	1,345		28,503
William G. Currie	30,000	483,819	14,869	(3)	314,819 (3)
Patrick M. Webster	0	0	1,746		37,017
Richard C. Frazier	0	0	2,030	(3)	42,840 (3)
Matthew J. Missad	0	0	1,365		28,873

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2)	The amounts in this column are determined by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date (February 3, 2009).

(3)	For Messrs. Currie and Frazier, this amount includes 2,000 shares and 1,000 shares granted to them, respectively, on February 1, 2009 under our Executive Stock Grant Plan. These shares were fully vested on the grant date. The Value Realized on Vesting is determined by multiplying the number of shares by the market value of the shares on the grant date.
Non-Qualified Deferred Compensation
The following table provides certain information relating to each deferred compensation plan that provides for the deferral of compensation on a basis that is not tax qualified. The aggregate balance amounts are based entirely on employee deferrals and earnings on these deferrals.

	Executive	Company	Aggregate		Aggregate Balance
	Contributions	Contributions	Earnings in	Aggregate	at December 26,
	in 2009	in 2009	2009	Withdrawals /	2009
Names	(1)	(2)	(3)	Distributions in 2009	(4)
Michael B. Glenn	0	0	$126,376 (4)	($463,795)	$667,381
Michael R. Cole	0	0	21,949	0	72,907
William G. Currie	0	0	92,543 (4)	(1,099,833)	1,086,339
Patrick M. Webster	$140,150 (5)	0	246,366	0	803,262
Richard C. Frazier	7,719	0	3,015	(532,783)	12,499
Matthew J. Missad	9,412	0	89,472	(148,318)	291,511

(1)	Each of the amounts reported in this column are also reported as non-equity incentive plan compensation or salary in the Summary Compensation Table.

(2)	Our Company does not contribute to this Plan.

(3)	Amounts shown are credited to the participant’s deferred account(s). The losses reflect the losses on various investments in the participant’s deferred compensation account(s), including investments in our common stock.

(4)	Includes amounts deferred under our 1985 deferral plan by Mr. Glenn and Mr. Currie. These amounts are subject to change based on the value of the underlying life insurance policies.

(5)	Includes $100,000 which Mr. Webster deferred under our DCP from the annual bonus he earned for 2009.
Our DCP allows key employees to defer a portion of their incentive bonus and base salary. The maximum amount a Named Executive can defer is $100,000 from incentive compensation and $10,000 from base salary, per year. As described in the Compensation Discussion and Analysis, amounts deferred must be invested in our common stock until certain ownership requirements are met. Payouts occur as provided at the time of employee deferral, or if not specified by the employee, upon separation from employment.
Other Potential Post-Employment Compensation
Severance Agreements
Mr. Currie retired from our Company on July 21, 2009. Under the terms of his Consulting and Non-Compete Agreement with our Company, we agreed to pay Mr. Currie $117,763 per month for his services to our Company during the three-year period that expires July 21, 2012. This amount is based upon the average of Mr. Currie’s salary and bonus during the five-year period of 2004 through 2008. He also receives a stipend for the purchase of health insurance during the contract term.
Potential Payments upon Termination, Death, Disability, Retirement, or Change in Control
The following table quantifies the incremental amounts that would have been vested and become payable on December 26, 2009 to each Named Executive in the event of death, permanent disability, retirement, or change in control.

				Retirement	Change in Control
	Benefit	Death	Disability	(1)	(2)
Michael B. Glenn (3)	Cash Severance (4)	$864,755	$864,755	$864.755	$1,729,509
	Equity: (5)
	— Restricted Stock	91,728	91,728	91,728	91,728
	— Unexercisable Options	872,000	872,000	872,000	872,000
	Health and Welfare	21,096	21,096	21,096	21,096
	TOTAL:	1,849,579	1,849,579	1,849,579	2,714,333
Michael R. Cole	Cash Severance (4)	0	0	0	272,372
	Equity: (5)
	— Restricted Stock	53,508	53,508	53,508	53,508
	— Unexercisable Options	226,310	226,310	226,310	226,310
	Health and Welfare	21,096	21,096	21,096	21,096
	TOTAL:	300,914	300,914	300,914	573,286
Patrick M. Webster	Cash Severance (4)	476,808	476,808	476,808	635,744
	Equity: (5)
	— Restricted Stock	72,618	72,618	72,618	72,618
	— Unexercisable Options	154,250	154,250	154,250	154,250
	Health and Welfare	21,096	21,096	21,096	21,096
	TOTAL:	724,772	724,772	724,772	883,708
Richard C. Frazier	Cash Severance (4)	390,558	390,558	390,558	520,744
	Equity: (5)

				Retirement	Change in Control
	Benefit	Death	Disability	(1)	(2)
	— Restricted Stock	53,508	53,508	53,508	53,508
	— Unexercisable Options	0	0	0	0
	Health and Welfare	21,096	21,096	21,096	21,096
	TOTAL:	465,162	465,162	465,162	595,348
Matthew J. Missad	Cash Severance (4)	413,630	413,630	413,630	275,753
	Equity: (5)
	— Restricted Stock	53.508	53.508	53.508	53.508
	— Unexercisable Options	90,960	90,960	90,960	90,960
	Health and Welfare	21,096	21,096	21,096	21,096
	TOTAL:	579,194	579,194	579,194	441,317

(1)	Accounts of the Named Executives in deferred compensation plans and 401(k) plans are not included.

(2)	Our Company has a change in control policy which provides payments to certain executives who would likely be subject to job loss or significant change in job duties upon a change in control. Mr. Glenn would have received three years of salary, Messrs. Frazier and Webster would have received two years of salary, and Messrs. Cole and Missad would have received one year of salary.

(3)	In accordance with our Company’s practice, Mr. Glenn and the Personnel and Compensation Committee will determine an appropriate severance package commensurate with his service to the Company at an appropriate time. Amounts listed for Mr. Glenn are based on the standard officer policy.

(4)	While none of our Named Executives has an employment agreement with our Company, our Board has approved a severance policy for officers who have been employed by our Company for 20 years and officers for ten years. Upon death, permanent disability, or approved retirement, Named Executives will receive three annual cash payments, with each payment equal to one-half the base salary for the period prior to the separation, plus payments for COBRA coverage for 18 months. The payments for COBRA are listed in the Health and Welfare line in the table. Mr. Cole has not yet met the service requirements of the policy, so payment upon death, disability, or approved retirement would be at the sole discretion of the Personnel and Compensation Committee.

(5)	Stock awards and stock options which are already vested are not included in the table. Earned but unpaid cash bonuses are not included in the table. Unexercisable stock options are shown at the market value on December 26, 2009, less the exercise price.
Director Compensation
The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board in 2009.

	Fees Earned or	Stock	Non-Equity
	Paid in Cash	Awards	Incentive Plan	All Other
Names	(1)	(2)	Compensation	Compensation	Total
Dan M. Dutton	$46,200	$29,400	0	0	$75,600
John M. Engler	44,000	29,400	0	0	73,400
John W. Garside	47,300	29,400	0	0	76,700
Gary F. Goode (3)	70,400	29,400	0	0	99,800
Bruce A. Merino	9,750	0	0	0	9,750
Mark A. Murray	49,500	29,400	0	0	78,900
William R. Payne	47,300	15,200	0	0	72,500
Peter F. Secchia	9,750	29,400	0	$230,129 (4)	269,279
Louis A. Smith	51,700	29,400	0	0	81,100

(1)	Each director who is not an employee of our Company receives a $35,000 annual retainer fee, $1,000 for attendance at each regular and special meeting of the Board, and $1,000 for each committee meeting they attend. Each director who is not an employee of our Company may participate in the Director Retainer Stock Plan (the “DRSP”). The DRSP provides that each director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for the director’s retainer and meeting fees.
(2)	Each director who is not an employee of our Company receives 100 shares of common stock for each Board meeting they attend, up to a maximum of 400 shares per year. Messrs. Dutton, Engler, Garside, Goode, Murray, Secchia, and Smith each received 400 shares, and Mr. Payne received 200 shares.
Also included in this column are 1,000 shares granted to each director, except Mr. Merino, through our Company’s Executive Stock Grant Plan on February 1, 2009.
(3)	Mr. Goode is Chairman of the Audit Committee and receives an additional $20,000 per year for serving in that capacity.
(4)	In 2009, Mr. Secchia received $150,000 pursuant to his non-compete agreement and $80,129 as a payout on a deferred compensation plan from amounts deferred in prior years.
Each director is also entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of our Board or its committees and related activities, including director education courses and materials. Each director is required to own a minimum of 2,500 shares of our Company stock after being on the Board for two years.
Equity Compensation Plan Information
As discussed above, we maintain certain equity compensation plans under which shares of our common stock are authorized for issuance to employees and directors in exchange for services. The following sets forth certain information regarding our equity compensation plans as of December 26, 2009.

	Number of shares	Weighted	Number of shares remaining
	to be issued upon	average	available for future issuance
	exercise of	exercise price	under equity compensation
	outstanding	of outstanding	plans [excluding shares
	options	options	reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	473,878	$23.34	2,443,497
Equity compensation plans not approved by security holders	none
PERSONNEL AND COMPENSATION COMMITTEE REPORT
The primary purpose of the Personnel and Compensation Committee of our Board of Directors is to assist the Board in discharging its responsibilities related to the compensation of our Company’s executives. The Committee’s responsibilities are more fully described in its Charter, which is available on our website.

At the meeting of the Personnel and Compensation Committee on January 14, 2010, the Committee reviewed and generally discussed our Compensation Discussion and Analysis. By written consent dated February 25, 2010, the Committee approved the Compensation Discussion and Analysis which is included in our Proxy Statement relative to our 2010 Annual Meeting of Shareholders.
John W. Garside, Chairman
John M. Engler
Bruce A. Merino
William R. Payne
Louis A. Smith
AUDIT COMMITTEE REPORT
On February 22, 2010, the Audit Committee submitted to the Board of Directors the following report:
The Committee has reviewed and discussed with management and E&Y our Company’s audited financial statements as of and for the year ended December 26, 2009.
The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted, by the Public Company Accounting Oversight Board.
The Committee has received from E&Y the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y their independence.
Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in our Company’s Annual Report on Form 10-K for the year ended December 26, 2009.
Gary M. Goode, Chairman
Dan. M. Dutton
Mark A. Murray
Louis A. Smith
The reports of the Audit Committee and the Personnel and Compensation Committee shall not be deemed to be soliciting material filed or by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors, executive officers, and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission, and applicable regulations require them to furnish us with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to us, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with except for Mr. Currie who filed one late report covering one transaction.
RELATED PARTY TRANSACTIONS
The Audit Committee has responsibility to review, approve, or ratify related party transactions involving directors, executive officers, and their respective affiliates and immediate family members. As a general practice, our Board has required the related party, if a Board member, to recuse himself or herself from the meeting, and the Board considers the proposed transaction on the basis of what is fair to our Company and is in the best interest of our shareholders. Our Company has no reportable related party transactions.
AVAILABILITY OF FORM 10-K
Shares of our common stock are traded under the symbol UFPI on The Nasdaq Stock Market. Our Form 10-K filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. Significant financial information is available on our website at http://www.ufpi.com. For more information, contact our Investor Relations Department at 2801 East Beltline NE, Grand Rapids, MI 49525.
SHAREHOLDER PROPOSALS
Shareholders who intend to submit a proposal for inclusion in our proxy materials for our 2011 Annual Meeting of Shareholders may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Secretary no later than November 13, 2010. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, MI 49525. In addition, under our Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to our Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting. This requirement is separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy materials. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2011 Annual Shareholder meeting, the SEC rules permit management to vote proxies at its discretion if we (i) receive notice of the proposal before the close of business on January 16, 2011, and advise shareholders in the 2011 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (ii) do not receive a notice of the proposal prior to the close of business on January 16, 2011.
HOUSEHOLDING OF PROXY MATERIALS
Only one annual report and proxy statement are sent to multiple shareholders sharing a single address, unless we have received instructions to the contrary from one or more of such shareholders. If you prefer to receive individual copies of the proxy materials, send your request in writing to the attention of Investor Relations, 2801 East Beltline NE, Grand Rapids, MI 49525, or call 800-598-9663.
March 3, 2010

By Order of the Board of Directors,

Matthew J. Missad, Secretary

UNIVERSAL FOREST PRODUCTS, INC.
ATTN: MATTHEW MISSAD
2801 EAST BELTLINE AVE, NE
GRAND RAPIDS, MI 49525
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

0000044017_1     R2 09.05.010

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that you vote FOR the following:			0	0	0
1.	Election of Directors
Nominees

01 William G. Currie		02 John M. Engler		03 Michael B. Glenn		04 Bruce A. Merino

The Board of Directors recommends you vote FOR the following proposal(s):								For	Against	Abstain
2	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for fiscal 2010							0	0	0
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

                                                   0000044017_2     R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

UNIVERSAL FOREST PRODUCTS, INC.
Annual Meeting of Shareholders
April 14, 2010 8:30 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints William G. Currie and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on February 17, 2010 at the Annual Meeting of Shareholders to be held April 14, 2010, and at any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side

T*** Exercise Your Right to Vote
***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

0000044016_1     R2.09.05.010
    UNIVERSAL FOREST PRODUCTS, INC.

UNIVERSAL FOREST PRODUCTS, INC.
ATTN: MATTHEW MISSAD
2801 EAST BELTLINE AVE, NE
GRAND RAPIDS, MI 49525

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 17, 2010
Date: April 14, 2010 Time: 8:30 AM EST
Location: Grand Rapids, MI

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report                     2. Notice & Proxy Statement

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:       www.proxyvote.com
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*   If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 31, 2010 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000044016_2    R2.09.05.010

Voting items
The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
Nominees
01 William G. Currie	02 John M. Engler	03 Michael B. Glenn	04 Bruce A. Merino

The Board of Directors recommends you vote FOR the following proposal(s):

2	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for fiscal 2010

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000044016_3    R2.09.05.010